NASDAQ: LCU | CSE: LCU

Lion Copper Corp. Completes Restructuring of Convertible Debentures and Engages Atrium Research Corporation for Equity Research Coverage

Debenture maturity extended to May 6, 2027; Atrium Research to initiate research coverage as Lion broadens its investor reach following its Nasdaq listing

YERINGTON, NEVADA - October 21, 2026 - Lion Copper Corp. ("Lion" or the "Company") (Nasdaq: LCU) (CSE: LCU) is pleased to announce that it has completed the restructuring of its secured convertible debentures, as previously announced in the Company's news release dated October 12, 2026, and has engaged Atrium Research Corporation ("Atrium Research") to provide equity research services to the Company.

Completion of Debenture Restructuring

The Company has completed the restructuring of its previously issued secured convertible debentures in the aggregate principal amount of US$2,700,000, bearing interest at a rate of 12% per annum and originally maturing on November 6, 2026 (the "Debentures"). The Debentures were originally issued on November 6, 2025.

The key terms of the restructured Debentures are as follows:

• Extended Maturity: The maturity date of the Debentures has been extended from November 6, 2026 to May 6, 2027.

• Accrued Interest: All interest accrued on the Debentures will be paid as at November 6, 2026.

• Interest During the Extended Term: Interest on the restructured Debentures will remain payable in cash or common shares of the Company, as determined by the Company, as at the extended maturity date.

• Conversion Price: The Debentures remain convertible into common shares of the Company at a conversion price of US$2.6055 per share.

In connection with the debenture restructuring, the Company has issued an aggregate of 518,135 common share purchase warrants (the "Warrants") to the holders of the Debentures. Each Warrant entitles the holder thereof to purchase one common share of the Company (a "Share") at an exercise price of US$4.17 per Share until November 6, 2031.

The Warrants and any Shares issuable upon exercise of the Warrants are subject to a statutory hold period of four months from the date of issuance, expiring on February 21, 2027, in accordance with applicable Canadian securities legislation. The securities are also "restricted securities" subject to restrictions on resale under Rule 144 under the United States Securities Act of 1933, as amended (the "U.S. Securities Act").

NEWS RELEASE

The securities referred to in this news release have not been and will not be registered under the U.S. Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This news release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Engagement of Atrium Research Corporation

The Company has engaged Atrium Research Corporation, a Toronto-based equity research firm, to provide research services to assist the Company in presenting its investment case to potential investors, including fund managers, family offices and high-net-worth individuals.

Under the engagement, Atrium Research will publish an in-depth initiation report on the Company, including an investment thesis, analysis of the Company's strategy and outlook, peer comparison, financial analysis with estimates, and a valuation and target price. The initiation report is expected within three to five weeks of the initial payment. Atrium Research will also publish at least four additional research reports during the term of the engagement, tied to the Company's material news, and will conduct two video interviews with management. Atrium Research's reports and financial estimates are distributed through platforms including Bloomberg, Refinitiv, FactSet, S&P Global and AlphaSense, as well as to its email distribution focused on the small and micro-cap market.

In consideration of the services to be provided, the Company will pay Atrium Research an upfront cash fee of C$38,000 (plus applicable GST) for an initial term commencing October 15, 2026 and ending June 30, 2027. Following the initial term, the engagement will continue on a quarter-to-quarter basis at a fee of C$12,000 (plus applicable GST) per quarter, unless the Company elects otherwise in writing at least thirty days before the end of the initial term. Either party may terminate a quarter-to-quarter extension on thirty days' written notice. The Company will also reimburse Atrium Research for reasonable out-of-pocket expenses approved in advance by the Company. No securities of the Company will be issued to Atrium Research as compensation for its services.

Atrium Research retains editorial direction over the content of its research reports and financial models, which are based on publicly available information, industry data and discussions with management. Atrium Research will provide content to the Company for fact-checking and will make any necessary factual corrections. Atrium Research does not have any interest, directly or indirectly, in the Company or its securities, or any right or intent to acquire such an interest.

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About Atrium Research Corporation

Atrium Research provides institutional quality company sponsored research on public equities in North America. Its investment philosophy takes a 3-5 year view on equities currently being overlooked by the market. Its research process emphasizes understanding the key performance metrics for each specific company, trustworthy management teams, and an in-depth valuation analysis. Atrium Research is wholly owned and operated by its Co-Founders, Ben Pirie and Nicholas Cortellucci.

Atrium Research Corporation
906-81 Navy Wharf Court
Toronto, ON, M5V 3S2
Ben Pirie - bpirie@atriumresearch.ca, 647-688-9661
Nicholas Cortellucci - ncortellucci@atriumresearch.ca, 647-391-3314

About Lion Copper Corp.

Lion Copper Corp. is a U.S.-focused copper development company advancing its flagship Yerington Copper Project in Lyon County, Nevada. The Company's strategy is focused on developing significant domestic copper resources and establishing a potential long-term source of copper cathode for the United States.

Lion is progressing a Definitive Feasibility Study and permitting activities for the Yerington Copper Project, with the objective of advancing the project toward a future development and investment decision.

Further information can be found at www.lioncg.com.

John Banning
Chief Executive Officer & Director
info@lioncg.com

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Forward-Looking Statements

Neither the Canadian Securities Exchange nor its Regulation Services Provider accepts responsibility for the adequacy or accuracy of this release.

This news release includes forward-looking statements within the meaning of applicable securities laws. Except for statements of historical fact, any information contained in this news release may be a forward-looking statement that reflects the Company's current views about future events and is subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements in this news release include statements relating to the restructured Debentures, including the payment of accrued interest, the form of payment of interest during the extended term, and the repayment or conversion of the Debentures at or before the extended maturity date; the potential exercise of the Warrants; the engagement of Atrium Research, including the research services to be provided, the timing of the initiation report, and the anticipated benefits of the engagement, including broadening the Company's reach to investors; and the advancement of the Yerington Copper Project, including the Definitive Feasibility Study and future development, investment and financing decisions. Forward-looking statements are based on certain assumptions, including that the Company will have sufficient funds to pay interest and principal on the Debentures when due and that Atrium Research will deliver the research services as contemplated. Although the Company believes that it has a reasonable basis for each forward-looking statement, these statements are based on facts and factors currently known to the Company and its expectations of the future, about which the Company cannot be certain. Factors that could cause actual results to differ materially include market prices, the continued availability of capital and financing, and general economic, market or business conditions. The Company cannot assure that actual results will be consistent with these forward-looking statements. These forward-looking statements speak only as of the date of this news release, and the Company undertakes no obligation to revise or update any forward-looking statements for any reason, except as required by applicable law.

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